Exhibit 5.1

PETER MIRAKIAN III DIRECT DIAL: (816) 292-8158 pmirakian@spencerfane.com

April 5, 2016

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Re:	UMB Financial Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder.

The Registration Statement relates to, among other things, the registration under the Act of 450,000 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), which Shares may be issued and sold from time to time through the UMB Financial Corporation Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”) as described in the prospectus that forms a part of the Registration Statement.

As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Articles of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended to date, (iv) the Plan, (v) resolutions and the record of actions taken by the Company’s board of directors and committees thereof with respect to, among other things, the Plan, the Shares and the authorization of the preparation and filing of the Registration Statement, including the execution of a power of attorney related thereto and (vi) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Company and we have relied on such certificates with respect to certain factual matters that we have not independently established. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

For purposes of the opinions expressed herein, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all

UMB Financial Corporation

April 5, 2016

documents submitted to us as copies, (iii) the genuineness of the signatures of persons signing all documents in connection with which the opinions herein are rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company, and (iv) the consideration to be received by the Company in exchange for each Share to be issued pursuant to the Plan constitutes adequate consideration therefor.

We express no opinion herein as to matters involving the laws of any jurisdiction other than The General and Business Corporation Law of Missouri, applicable provisions of the Missouri Constitution and the present judicial interpretations thereof (“Missouri Law”). We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1. All Shares issued and sold through the Plan that are authorized but unissued shares of the Company’s Common Stock immediately prior to such issuance and sale, if offered and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Yours truly,

/s/ SPENCER FANE LLP